Pilgrim’s Pride Reports Net Sales of $2.70 Billion, Operating Income of $85 Million and GAAP EPS of $0.12 for the Third Quarter of 2018.

GREELEY, Colo., October 31, 2018 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports third quarter 2018 financial results.

Third Quarter Highlights

•	Net Sales of $2.70 billion, -3.2% vs same quarter last year. Net Income of $29.3 million.

•	Operating Income margins of 4.0% in U.S., -4.0% in Mexico and 5.4% in Europe operations, respectively.

•	Adjusted EBITDA of $156.0 million (or a 5.8% margin) and Adjusted EPS of $0.21, for one-time tax and currency translation.

•
Our diverse portfolio of differentiated products and Key Customer strategy have continued to generate a more resilient performance and moderate margin impact compared to peers despite one of the most difficult pricing environment ever in U.S. commodity chicken, a slowdown in Mexico and feed cost pressures in Europe. Non-commodity U.S. chicken, including organic and small-birds, continues to perform relatively better to help mitigate the results of our U.S. business.

•
Integration of European business is tracking better than expectations and ahead of our $50 million synergy target for the next two years, supporting a margin increase of 130bps over last year while still retaining its consistency and offsetting the volatility of the other businesses.

•
Very challenging market environment during the quarter in Mexico, but is already starting to recover and we remain focused on operational excellence and offering customized products to satisfy growing demand for chicken. Investments into premium Pilgrim’s brand is gaining pace and producing better than expected results.

Unaudited, In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended	Thirteen Weeks Ended		Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	Sep 30, 2018	September 24, 2017	Y/Y Change	Sep 30, 2018	Sep 24, 2017	Y/Y Change
Net Sales	$2,697.6	$2,793.9	-3.4%	$8,281.0	$8,025.5	+3.2%
GAAP EPS	$0.12	$0.93	-87.1%	$1.03	$2.25	-54.2%
Operating Income	$85.3	$372.2	-77.1%	$472.1	$917.3	-48.5%
Adjusted EBITDA (1)	$156.0	$463.6	-66.3%	$687.1	$1,147.0	-40.1%
Adjusted EBITDA Margin (1)	5.8%	16.6%	-10.8pts	8.3%	14.3%	-6.0pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

“During Q3 conditions in the U.S. markets continued to be mixed, with the commodity segment experiencing counter seasonal and weak pricing whereas the less commodity businesses better balanced. Despite challenging market conditions in commodity chicken, the investments we made over the past few years, the recent acquisitions and our capture of operational improvements, are adding diversification and differentiation to the evolution of our portfolio to deliver more resilient performance regardless of specific market conditions,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“In Europe, the integration is tracking better than expectations and we are slightly ahead of our $50 million synergy target for the next two years, supporting a margin increase of 130bps over last year. The results, given the adverse scenario of feed inputs, are a proof of our more stable business model, while our team members improved the operations and contributed to the strong performance by continuing to focus on cost optimization, cost control, excellent customer relationships, synergy capture and a culture of constant innovation while still maintaining a consistent margin performance of the business. As part of the integration activities, our team is driving for an increased focus on utilization of the whole chicken by opening up more opportunities and diversifying into new markets to improve the cutout.”

“Supply in Mexico Q3 grew more than expected as a reaction to strong prices in the first half and also as a result of outstanding growing conditions, impacting market prices. Prices are already recovering and while Mexico can be volatile quarter to quarter, historically our operations have produced very good margin performance on a full-year basis and we expect this trend to continue in the future. Prepared Foods are growing at a double digit rate and are generating strong results under both premium Pilgrim’s and Del Dia to drive the evolution of our Mexican portfolio towards more differentiated, higher-value products, and expanded margins.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, November 1, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc181101.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through February 1, 2019.

About Pilgrim’s Pride

Pilgrim’s employs approximately 51,300 people and operates chicken processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K., and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2018	December 31, 2017
	(In thousands)
Cash and cash equivalents	$401,306	$581,510
Restricted cash	14,534	8,021
Trade accounts and other receivables, less allowance for doubtful accounts	559,559	565,478
Accounts receivable from related parties	652	2,951
Inventories	1,182,962	1,255,070
Income taxes receivable	4,568	—
Prepaid expenses and other current assets	116,536	102,550
Assets held for sale	2,616	708
Total current assets	2,282,733	2,516,288
Deferred tax assets	3,167	—
Other long-lived assets	17,162	18,165
Identified intangible assets, net	581,119	617,163
Goodwill	971,611	1,001,889
Property, plant and equipment, net	2,120,646	2,095,147
Total assets	$5,976,438	$6,248,652

Accounts payable	$817,927	$733,027
Accounts payable to related parties	6,795	2,889
Revenue contract liability	28,873	36,607
Accrued expenses and other current liabilities	403,146	410,152
Income taxes payable	42,369	222,073
Current maturities of long-term debt	24,026	47,775
Total current liabilities	1,323,136	1,452,523
Long-term debt, less current maturities	2,302,194	2,635,617
Noncurrent income taxes payable	7,731	—
Deferred tax liabilities	205,604	208,492
Other long-term liabilities	70,230	96,359
Total liabilities	3,908,895	4,392,991
Common stock	2,604	2,602
Treasury stock	(231,758)	(231,758)
Additional paid-in capital	1,941,766	1,932,509
Retained earnings	429,212	173,943
Accumulated other comprehensive loss	(83,548)	(31,140)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,058,276	1,846,156
Noncontrolling interest	9,267	9,505
Total stockholders’ equity	2,067,543	1,855,661
Total liabilities and stockholders’ equity	$5,976,438	$6,248,652

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
	(In thousands, except per share data)
Net sales	$2,697,604	$2,793,885	$8,280,995	$8,025,511
Cost of sales	2,527,863	2,315,301	7,549,367	6,815,701
Gross profit	169,741	478,584	731,628	1,209,810
Selling, general and administrative expense	84,138	102,191	257,396	284,009
Administrative restructuring charges	257	4,147	2,181	8,496
Operating income	85,346	372,246	472,051	917,305
Interest expense, net of capitalized interest	35,334	24,636	125,901	66,315
Interest income	(4,241)	(2,128)	(10,665)	(3,600)
Foreign currency transaction losses (gains)	(6,711)	(888)	(2,802)	(2,500)
Miscellaneous, net	653	(1,083)	(1,781)	(5,198)
Income before income taxes	60,311	351,709	361,398	862,288
Income tax expense	30,848	113,396	106,367	278,046
Net income	29,463	238,313	255,031	584,242
Less: Net income from Granite Holdings Sàrl prior to acquisition by Pilgrim's Pride Corporation	—	6,093	—	23,486
Less: Net income (loss) attributable to noncontrolling interests	153	(460)	(238)	514
Net income attributable to Pilgrim’s Pride Corporation	$29,310	$232,680	$255,269	$560,242

Weighted average shares of common stock outstanding:
Basic	248,981	248,753	248,933	248,732
Effect of dilutive common stock equivalents	198	235	143	230
Diluted	249,179	248,988	249,076	248,962

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.12	$0.94	$1.03	$2.25
Diluted	$0.12	$0.93	$1.03	$2.25

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirty-Nine Weeks Ended
	September 30, 2018	September 24, 2017
	(In thousands)
Cash flows from operating activities:
Net income	$255,031	$584,242
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	211,450	204,625
Noncash loss on early extinguishment of debt	6,037	—
Foreign currency transaction loss related to borrowing arrangements	4,221	6,830
Amortization of premium related to Senior Notes	(501)	—
Accretion of discount related to Senior Notes	567	—
Impairment expense	884	4,947
Gain on property disposals	(452)	(540)
Gain on equity method investment	(48)	(44)
Share-based compensation	9,259	2,454
Deferred income tax expense (benefit)	(2,147)	25,768
Changes in operating assets and liabilities:
Trade accounts and other receivables	(3,437)	(146,477)
Inventories	64,787	(149,806)
Prepaid expenses and other current assets	(15,428)	(15,377)
Accounts payable, accrued expenses and other current liabilities	78,107	(36,105)
Income taxes	(175,569)	149,063
Long-term pension and other postretirement obligations	(9,087)	(9,660)
Other operating assets and liabilities	1,606	(1,429)
Cash provided by operating activities	425,280	618,491
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(231,875)	(258,364)
Business acquisition	—	(658,520)
Proceeds from property disposals	2,707	2,585
Cash used in investing activities	(229,168)	(914,299)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	703,090	1,013,662
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(1,071,441)	(609,678)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	5,558	5,038
Payment of capitalized loan costs	(11,081)	(4,550)
Purchase of common stock under share repurchase program	—	(14,641)
Cash provided by (used in) financing activities	(373,874)	389,831
Effect of exchange rate changes on cash and cash equivalents	4,071	15,084
Increase (decrease) in cash, cash equivalents and restricted cash	(173,691)	109,107
Cash, cash equivalents and restricted cash, beginning of period	589,531	297,523
Cash, cash equivalents and restricted cash, end of period	$415,840	$406,630

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
	(In thousands)
Net income	$29,463	$238,313	$255,031	$584,242
Add:
Interest expense, net	31,093	22,508	115,236	62,715
Income tax expense	30,848	113,396	106,367	278,046
Depreciation and amortization	71,971	71,763	211,450	204,625
Minus:
Amortization of capitalized financing costs	944	1,181	4,337	3,129
EBITDA	162,431	444,799	683,747	1,126,499
Add:
Foreign currency transaction gains	(6,711)	(888)	(2,802)	(2,500)
Acquisition charges	16	15,039	320	15,039
Restructuring charges	257	4,147	2,181	8,496
Nonrecurring expense	164	—	3,462	—
Minus:
Net income (loss) attributable to noncontrolling interest	153	(460)	(238)	514
Adjusted EBITDA	$156,004	$463,557	$687,146	$1,147,020

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by Net Revenue for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
	(In thousands)
Net income	$29,463	$238,313	$255,031	$584,242	1.09%	8.53%	3.08%	7.28%
Add:
Interest expense, net	31,093	22,508	115,236	62,715	1.15%	0.81%	1.39%	0.78%
Income tax expense	30,848	113,396	106,367	278,046	1.14%	4.06%	1.28%	3.46%
Depreciation and amortization	71,971	71,763	211,450	204,625	2.67%	2.57%	2.55%	2.55%
Minus:
Amortization of capitalized financing costs	944	1,181	4,337	3,129	0.03%	0.04%	0.05%	0.04%
EBITDA	162,431	444,799	683,747	1,126,499	6.02%	15.92%	8.25%	14.03%
Add:
Foreign currency transaction gains	(6,711)	(888)	(2,802)	(2,500)	(0.25)%	(0.03)%	(0.03)%	(0.03)%
Acquisition charges	16	15,039	320	15,039	—%	0.54%	—%	0.19%
Restructuring charges	257	4,147	2,181	8,496	0.01%	0.15%	0.03%	0.11%
Nonrecurring expense	164	—	3,462	—	0.01%	—%	0.04%	—%
Minus:
Net income (loss) attributable to noncontrolling interest	153	(460)	(238)	514	0.01%	(0.02)%	—%	0.01%
Adjusted EBITDA	$156,004	$463,557	$687,146	$1,147,020	5.78%	16.59%	8.30%	14.28%

Net sales	$2,697,604	$2,793,885	$8,280,995	$8,025,511	$2,697,604	$2,793,885	$8,280,995	$8,025,511

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
	(In thousands, except per share data)
Net income attributable to Pilgrim's Pride Corporation	$29,310	$232,680	$255,269	$560,242
Adjustments, net of tax:
Loss on early extinguishment of debt	929	113	13,050	113
Acquisition and restructuring charges	213	11,336	1,948	14,282
Foreign currency transaction gains	(5,226)	(602)	(2,182)	(1,693)
	$25,226	$243,527	$268,085	$572,944
U.S. Tax Cuts & Jobs Act transition tax	26,400	—	26,400	—
Adjusted net income	$51,626	$243,527	$294,485	$572,944
Weighted average diluted shares of common stock outstanding	249,179	248,988	249,076	248,962
Adjusted net income per common diluted share	$0.21	$0.98	$1.18	$2.30

A reconciliation of GAAP earnings per share (EPS) to adjusted earnings per share (EPS) is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
	(In thousands, except per share data)
GAAP EPS	$0.12	$0.93	$1.02	$2.25
Adjustments, net of tax:
Loss on early extinguishment of debt	—	—	0.05	—
Acquisition and restructuring charges	—	0.05	0.01	0.06
Foreign currency transaction gains	(0.02)	—	(0.01)	(0.01)
	$0.10	$0.98	$1.07	$2.30
U.S. Tax Cuts & Jobs Act transition tax	0.11	—	0.11	—
Adjusted EPS	$0.21	$0.98	$1.18	$2.30

Weighted average diluted shares of common stock outstanding	249,179	248,988	249,076	248,962

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

(Unaudited)	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
	(In thousands)
Sources of net sales by country of origin:
US	$1,864,169	$1,938,542	$5,604,709	$5,557,089
Europe	526,722	514,325	1,634,125	1,473,854
Mexico	306,713	341,018	1,042,161	994,568
Total net sales	$2,697,604	$2,793,885	$8,280,995	$8,025,511

Sources of cost of sales by country of origin:
US	$1,732,803	$1,561,333	$5,137,049	$4,656,825
Europe	485,435	467,374	1,500,994	1,336,123
Mexico	309,650	286,617	911,358	822,822
Elimination	(25)	(23)	(34)	(69)
Total cost of sales	$2,527,863	$2,315,301	$7,549,367	$6,815,701

Sources of gross profit by country of origin:
US	$131,366	$377,209	$467,660	$900,262
Europe	41,288	46,951	133,131	137,734
Mexico	(2,938)	54,401	130,803	171,745
Elimination	25	23	34	69
Total gross profit	$169,741	$478,584	$731,628	$1,209,810

Sources of operating income by country of origin:
US	$74,206	$307,962	$300,960	$719,121
Europe	23,470	18,569	68,545	51,874
Mexico	(12,355)	45,692	102,512	146,241
Elimination	25	23	34	69
Total operating income	$85,346	$372,246	$472,051	$917,305